SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 14, 2004

Date of Report (Date of Earliest Event Reported)

INSIGHTFUL CORPORATION

Exact Name of Registrant as Specified in Charter)

Delaware	02-020992	04-2842217

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1700 Westlake Avenue North, #500, Seattle, Washington		98109-3044

(Address of principal executive offices)		(Zip Code)

(206) 283-8802

(Registrant’s Telephone Number, Including Area Code)

None

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

     On June 8, 2004, Insightful Corporation (the “Company”) announced that it is seeking a new Chief Financial Officer and a new independent auditor. The purpose of this Current Report on Form 8-K is to provide an update regarding the Company’s ongoing recruiting and engagement efforts, as well as an update regarding the Company’s expectations regarding announcement and reporting of its second quarter financial results.

     The Company has engaged The Brentwood Group to assist in its search for a new Chief Financial Officer and is now in a very active process of screening and interviewing potential candidates. In addition, the Company has met with several independent auditing firms. Based on discussions with these firms, the Company believes that it will be necessary to first hire a replacement Chief Financial Officer before a final decision and engagement of a new independent auditor can be completed. The Company is unable to predict when it will be able to both complete the recruitment process for a new Chief Financial Officer and engage a new independent auditor.

     Although progress is being made in the recruiting process, the Company does not believe that it will be able to hire a new Chief Financial Officer and subsequently engage a new auditor in time to complete the required review process necessary to file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 before the required compliance deadline of August 16, 2004. In accordance with its past practice, the company expects to announce later in July a date for its quarterly conference call where it will report its unreviewed second quarter financial results.

     If the Company is not able to file its second quarter Form 10-Q on a timely basis, it will be out of compliance with the continued listing requirements of the Nasdaq SmallCap Market. The Company expects that it would receive notification from Nasdaq of potential delisting shortly after the August 16 compliance deadline passes. After receipt of the notification, the Company would have the opportunity to request a hearing with Nasdaq, which would stay delisting proceedings pending the completion of the hearing process or the Company’s regaining compliance. If the Company does receive notice of potential delisting, the Company intends to use all reasonable efforts to regain compliance with the listing requirements on a timely basis, but there can be no guarantee that the Company will regain compliance, or will be able to demonstrate a plan to regain compliance, in time to avoid delisting by Nasdaq.

     If Insightful Common Stock were delisted, the Company expects it would be eligible for quotation on the Pink Sheets. However, delisting would have an adverse impact on the liquidity of the Company’s common stock and, as a result, the market price of the Company’s Common Stock may become more volatile. In such event, the market price of the Company’s Common Stock may decline substantially, and it may have a material adverse effect on the ability of Insightful stockholders to sell their shares. The delisting of Insightful Common Stock would also make it more difficult for the Company to raise additional capital while delisted.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSIGHTFUL CORPORATION

Dated: July 14, 2004	By:	/s/ Jeffrey Coombs

Jeffrey Coombs
Chief Executive Officer